Exhibit 1.1

3,000,000 Shares

COLLECTORS UNIVERSE, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

Dated February [•], 2005

February [•], 2005

Thomas Weisel Partners LLC

Needham & Company, Inc.

Roth Capital Partners LLC

c/o Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

Introduction.    COLLECTORS UNIVERSE, INC., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), and certain stockholders of the Company named in Schedule B hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters, an aggregate of 3,000,000 shares (the “Firm Shares”) of the Common Stock, par value $0.001 per share, of the Company, of which 1,909,440 shares are to be sold by the Company and 1,090,560 shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule B hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 286,416 shares of its Common Stock, par value $0.001 per share, and the Selling Stockholders severally propose to sell to the several Underwriters not more than an aggregate of an additional 163,584 shares of the Company’s Common Stock, par value $0.001 per share, with each Selling Stockholder selling the number of Shares set forth opposite such Selling Stockholder’s name in Schedule B hereto, if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the option to purchase such shares of Common Stock granted to the Underwriters on the terms and conditions set forth in Section 3.2 hereof. The additional 286,416 shares to be sold by the Company and the additional 163,584 shares to be sold by the Selling Stockholders are hereinafter together referred to as the “Additional Shares”. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of Common Stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Reg. No. 333-122129), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein (but excluding any information or statements therein that were incorporated, or deemed to have been incorporated, by reference to the extent such information or statements have been modified or superseded by any statement in the prospectus, or in any other document that was subsequently filed with the Commission and incorporated by reference into the registration statement or prospectus) is hereinafter referred to as the “Registration Statement”; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus”. If the Company files a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the Rule 462 Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be (except for any financial statements and schedules and other information incorporated or deemed to be incorporated therein by reference to the extent modified or superseded by any financial statements, schedules or other information included in the Prospectus or in any other document that was subsequently filed with the Commission and incorporated by reference into the Registration Statement or Prospectus); and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be (subject to the above exception for modified or superseded financial statements, schedules and other information).

1.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters that:

1.1.    Effective Registration Statement.    The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

1.2.    Contents of Registration Statement.    (a) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (c) the Prospectus, when first used to confirm sales of the Shares, will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

1.3.    Exchange Act Compliance.    The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, did comply, and any documents incorporated or deemed to be incorporated by reference in the Prospectus that may be filed after the date of this Agreement will, at the time of such filing, comply, in all material respects with the requirements of the Exchange Act, and, with the exception of information in such incorporated documents that was modified or superseded by information in the Prospectus, when read together with (and as modified by) the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.4.    Due Incorporation.    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.5.    Subsidiaries.    Each subsidiary of the Company that is identified in Exhibit 21.1 to the Registration Statement and Collectors Finance Corporation (each, a “Significant Subsidiary”) has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The subsidiaries set forth on Exhibit 21.1 to the Registration Statement are the only subsidiaries of the Company required to be identified thereon. Except for the Significant Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity that is required to be, but has not been, listed on that Exhibit 21.1 to the Registration Statement.

1.6.    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

1.7.    Description of Capital Stock.    The authorized capital stock of the Company conforms as to legal matters, in all material respects, to the description thereof contained in the Prospectus.

1.8.    Authorized Stock.    The outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable. No preemptive rights of stockholders exist with respect to any of the Shares that have not been satisfied or waived. Except as disclosed in the Prospectus, there are no outstanding (a) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

1.9.    No Conflict.    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act, the National Association of Securities Dealers, Inc. (the “NASD”) or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

1.10.    Financial Statements.    The consolidated financial statements, including the related notes, of the Company and its subsidiaries included in the Registration Statement and Prospectus fairly present, in all material respects, the Company’s consolidated financial position as of the dates indicated and the Company’s consolidated results of operations, stockholders’ equity and cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement and the information in the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included either in the Registration Statement and the Prospectus or in reports filed by the Company with the Commission under the Exchange Act.

1.11.    No Material Adverse Change.    There has not occurred any material adverse change, or any development which the Company reasonably expects to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto that may be filed by the Company subsequent to the date of this Agreement).

1.12.    Legal Proceedings; Contracts; Exhibits.    There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, off-balance sheet transactions (including without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts to which the Company or any of its subsidiaries is a party or is subject or any other documents that are required to be described or incorporated by reference in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to the Registration Statement, that are not described or filed or incorporated as required.

1.13.    Compliance with Securities Act.    The Company meets the requirements for use of Form S-3 under the Securities Act. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

1.14.    Not an Investment Company.    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

1.15.    Compliance with Laws.    The Company and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where the failure to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.16.    Compliance with Environmental Laws.    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all respects with any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.17.    No Environmental Costs.    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.18.    No Registration Rights.    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement or as have been satisfied, or waived in writing, in connection with the offering contemplated thereby.

1.19.    Absence of Material Changes.    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (b) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (c) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

1.20.    Compliance with Sarbanes-Oxley.    The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company as of the date hereof.

1.21    Good Title to Properties.    The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and have good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus and except for such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except where such invalidity, individually or in the aggregate, would not have a material adverse effect on the Company and the subsidiaries, taken as a whole.

1.22.    Intellectual Property Rights.    The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names that are currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or of conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

1.23.    No Labor Disputes.    No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, service providers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.24.    Insurance.    The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.25.    Governmental Permits.    The Company and its subsidiaries possess all certificates, certifications, registrations, notifications, orders, licenses, authorizations, approvals and permits (collectively, “Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as now conducted and such Permits are valid and in full force and effect, except for Permits where the failure to possess, or the invalidity of which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are in compliance in all respects with the terms and conditions of such Permits, except where the failure to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

1.26    Accounting Controls.    Deloitte & Touche LLP, the accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder. The Company maintains a system of internal accounting controls for itself and its consolidated subsidiaries sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

1.27.    Listing of Common Stock.    The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

1.28.    No Price Stabilization or Manipulation.    The Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in any prohibited stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

1.29.    Related Party Transactions.    No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

2.    Representations and Warranties of the Selling Stockholders.    Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

2.1.    Due Authorization.    This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable against him in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.2.    Selling Stockholder Documents.    The Custody Agreement signed by such Selling Stockholder and the Custodian named therein relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions to be consummated by the Selling Stockholder as contemplated hereby and by the Registration Statement (the “Power of Attorney”) have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

2.3.    No Conflict.    The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of his obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene any provision of applicable law or any agreement or other instrument that is binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court that is binding on such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of his obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Stockholder, except such as may be required by the Securities Act, the NASD or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

2.4.    Good Title to Shares.    Such Selling Stockholder has, and on each of the Closing Date and the Option Closing Date (as hereinafter defined) will have, valid title to the Shares to be sold to the Underwriters by such Selling Stockholder on such date pursuant to this Agreement, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

2.5.    Delivery of the Shares.    Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, against delivery of the consideration payable therefor under this Agreement, will, at the time of such sale, pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

2.6.    No Registration Rights.    Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the

Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement or as have been satisfied by the Company or waived in writing by such Selling Stockholder in connection with the offering contemplated hereby.

2.7.    No Price Stabilization or Manipulation.    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in any prohibited stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.8.    Disclosure by Selling Stockholder in Registration Statement.    Such portion of the Registration Statement comprised of the table and the notes thereto under the caption “Principal and Selling Stockholders” in the form supplied to the Selling Stockholder, insofar as such portion specifically relates to the Selling Stockholder, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.9.    Confirmation of Company Representations and Warranties.    Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof regarding the business or operations of the Company are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or is reasonably expected by such Selling Stockholder to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and is not prompted to sell any of the Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

3.    Purchase and Sale Agreements.

3.1.    Firm Shares.    Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, on the terms and subject to the conditions set forth in this Agreement, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller, at $[•] a share (the “Purchase Price”), the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.2.    Additional Shares.    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Underwriters are hereby granted a one-time option to purchase up to an aggregate of 450,000 Additional Shares, at the Purchase Price, for the sole purpose of covering over-allotments in the sale of Firm Shares. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and each Selling Stockholder in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters from each Seller and the date on which such Additional Shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If the Underwriters exercise this option in whole or in part, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each of the Company and the Selling

Stockholders severally, and not jointly, agrees to sell the number of Additional Shares to be sold by it or him, as the case may be, as set forth in the “Introduction” paragraph of this Agreement and on Schedule B hereto.

3.3.    Market Standoff Provision.    Each Seller hereby agrees that, without the prior written consent of Thomas Weisel Partners LLC, it will not, during the period (the “Lock-Up Period”) through and including the date that is 90 days after the date of the Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. For the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (x) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (i) the Company issues an earnings release, (ii) the Company publicly announces material news or (iii) a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 3.3, unless otherwise waived by Thomas Weisel Partners LLC in its sole discretion, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which the Company issues the earnings release, the Company publicly announces material news or a material event relating to the Company occurs, provided, however, that this paragraph will not apply to any research report concerning the Company to be published or distributed by any representative of the Underwriters pursuant to Rule 139 promulgated under the Securities Act at a time when the Company’s shares of Common Stock are “actively traded securities,” as defined in Regulation M, 17 C.F.R. 242.101(c)(1). This Section 3.3 shall not apply to: (A) the Shares to be sold hereunder; (B) the issuance by the Company of shares of its Common Stock upon the exercise of options or warrants or the conversion of any security or note outstanding on the date hereof of which the Underwriters have been advised in writing and which is described in the Prospectus; (C) the issuance of shares of Common Stock or grant of options or other incentive awards pursuant to the Company’s stock incentive or employee stock purchase plans; (D) the issuance and sale by the Company of shares of Common Stock or securities that are convertible into or exchangeable for shares of Common Stock or the grant of options or stock purchase warrants in connection with a transaction involving the acquisition (whether by purchase or merger or otherwise) of any business or assets by the Company or any subsidiary thereof; provided, that the aggregate number of shares of Common Stock that may be issued by the Company during the Lock-Up Period, whether directly or upon conversion, exchange or exercise of any other security issued by the Company in connection with such transaction, shall not exceed 20% of the total number of shares of Common Stock outstanding upon consummation of the offering contemplated by this Agreement or (E) any other exceptions set forth in the Lock-Up Agreement attached hereto as Exhibit C. In addition, each Selling Shareholder, agrees that, without the prior written consent of Thomas Weisel Partners LLC, it will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

3.4.    Terms of Public Offering.    The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

4.    Payment and Delivery.

4.1.    Firm Shares.    Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February [•], 2005, or at such other time on the same or such other date, not later than [•], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

4.2.    Additional Shares.    Payment for any Additional Shares to be sold by the Company and each Selling Stockholder shall be made to the Company and each Selling Stockholder in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than [•], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

4.3.    Delivery of Certificates.    Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.    Covenants of the Company.    In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

5.1.    Furnish Copies of Registration Statement and Prospectus.    To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5.3 below, as many copies of the Prospectus and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein) or to the Registration Statement as you may reasonably request.

5.2.    Notification of Amendments or Supplements.    Before amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

5.3.    Filings of Amendments or Supplements.    If during such period after the first date of the public offering of the Shares, the Prospectus is, in your reasonable judgment, required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in your reasonable judgment, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon their request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

5.4.    Blue Sky Laws.    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

5.5.    Earning Statement.    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

5.6    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

5.7    Transfer Agent.    The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

5.8    Periodic Reporting Obligations.    During the Prospectus Delivery Period, if any, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

5.9    Exchange Act Compliance.    During the Prospectus Delivery Period, if any, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Age in the manner and within the time periods required by the Exchange Act.

5.10    Sarbanes-Oxley Controls and Procedures.    The Company, for itself and its subsidiaries, will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Principal Executive Officer and its Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

5.11    Sarbanes-Oxley Compliance.    The Company and its subsidiaries will comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

6.    Conditions to the Underwriters’ Obligations.    The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

6.1.    Effective Registration Statement.    The Registration Statement shall have become effective not later than 5:30 p.m., Eastern Time, on the date hereof.

6.2.    Rule 462 Registration Statement.    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 9:30 a.m., Eastern Time, on the day following the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

6.3.    Prospectus Filed with Commission.    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

6.4.    No Stop Order.    No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

6.5.    No NASD Objection.    The NASD shall have raised no unresolved objection to the fairness and reasonableness of the underwriting terms and arrangements.

6.6.    No Material Adverse Change.    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

6.7.    Officer’s Certificate.    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, to the effect set forth in Sections 6.4 and 6.6 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

6.8.    Opinion of Company Counsel.    The Underwriters shall have received on the Closing Date an opinion of Stradling Yocca Carlson & Rauth P.C., counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

6.9.    Opinion of Selling Stockholders’ Counsel.    The Underwriters shall have received on the Closing Date an opinion of Stradling Yocca Carlson & Rauth P.C., counsel for the Selling Stockholders, dated the Closing Date, to the effect set forth in Exhibit B hereto. The opinion shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

6.10.    Opinion of Underwriters’ Counsel.    The Underwriters shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated the Closing Date, in a form acceptable to the Underwriters.

6.11.    Accountants’ Comfort Letter.    The Underwriters shall have received, on the date hereof and the Closing Date, a letter dated respectively as of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, and with respect to certain financial information, contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.12.    Lock-Up Agreements.    The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and the Selling Stockholders, executive officers and directors of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

6.13.    Selling Stockholders’ Certificates.    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by or on behalf of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

6.14.    Selling Stockholder Documents.    On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Underwriters copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Underwriters may reasonably request.

6.15.    Additional Documents.    On the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

7.    Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, it is agreed as between the Company and the Selling Stockholders, on the one hand, and you, on behalf of the Underwriters, on the other hand, that the Company and the Selling Stockholders will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification (such amount not to exceed $5,000), (d) all filing fees and expenses, including the reasonable fees and disbursements of counsel to the Underwriters in connection with the review of the offering of the Shares by the NASD (such fees and disbursements not to exceed $30,000), (e) all fees and expenses, including the reasonable fees and disbursements of the Company’s counsel, incident to listing the Shares on the Nasdaq National Market, (f) the cost of printing certificates representing the Shares, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s proportionate share of the cost of any aircraft chartered in connection with the road show, (i) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (j) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 8 and Section 12, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

8.    Indemnity and Contribution.

8.1.    Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (a) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (b) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

8.2.    Indemnification of the Underwriters by the Selling Stockholders.    Subject to the limitation contained in Section 8.5 hereof, each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (a) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (b) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 5 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

8.3.    Indemnification by the Underwriters.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

8.4.    Indemnification Procedures.    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party, and any others entitled to indemnification under this Section 8 that the indemnifying party may designate, in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (y) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (z) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Thomas Weisel Partners LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff (after all appeals have been exhausted), then, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the terms and conditions and subject to the limitations set forth elsewhere in this Section 8. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.5.    Limitation of Selling Stockholder Liability.    The liability of each Selling Stockholder under the indemnity and contribution provisions of this Section 8, and for any breach of the representation contained in Section 2.9 that was not an intentional and knowing breach, shall be limited, in the aggregate, to an amount equal to the public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus.

8.6.    Contribution Agreement.    To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (b) if the allocation provided by this Section 8.6 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this Section 8.6 but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting commissions or discounts but before deducting expenses) received by the Company, the net proceeds from the offering of the Shares (after deducting underwriting commissions or discounts but before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Stockholders’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. No party shall be liable for contribution with respect to any settlement of any losses, claims, damages or liabilities if such settlement was effected by the party seeking contribution without the contributing party’s prior written consent.

8.7.    Contribution Amounts.    The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.8.    Survival of Provisions.    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Shares.

9.    Effectiveness.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.    Termination.    This Agreement shall be subject to termination by notice given by you to the Company and the Selling Stockholders if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or New York or California state authorities, (iv) there shall have occurred after the execution of this Agreement any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse, (v) in the judgment of the Underwriters, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, or (vi) there shall be any failure or refusal on the part of the Company or any Selling Stockholder to comply with any of its or his, as the case may be, respective obligations under or to fulfill any of the conditions of this Agreement or the Company or any Selling Stockholder shall for any reason be unable to perform any of its or his obligations under or fulfill any of the conditions of this Agreement, and (b) in the case of any of the events specified in Sections 10(a)(i) through 10(a)(vi), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

11.    Defaulting Underwriters.    If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.    Reimbursement of Underwriters’ Expenses.    If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 10(a)(ii), 10(a)(v) or 10(a)(vi) hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such terminating Underwriters in connection with this Agreement and the offering contemplated hereunder.

13.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Headings; Table of Contents.    The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: Alexander Chefetz

with a copy to:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: Jack Helfand

and

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Facsimile: (212) 309-6001

Attention: Christopher T. Jensen

If to the Company:

Collectors Universe, Inc.

P.O. Box 6280

Newport Beach, California 92658

Facsimile: (949) 833-7955

Attention: [Chief Executive Officer]

with a copy to:

Stradling Yocca Carlson & Rauth P.C.

660 Newport Center Drive

Newport Beach, California 92660

Facsimile: (949) 725-4100

Attention: Ben A. Frydman

If to the Selling Stockholders:

David G. Hall

Van D. Simmons

Collectors Universe, Inc.

P.O. Box 6280

Newport Beach, California 92658

Facsimile: (949) 833-7955

Any party hereto may change the address for receipt of communications by giving written notice to the others.

16.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares from any of the Underwriters merely by reason of such purchase.

17.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

19.    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California, in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified or registered mail, postage prepaid, to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

20.    Failure of the Selling Stockholders to Sell and Deliver Shares.    If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number of Shares to be sold by all Selling Stockholders as set forth in Schedule B, then the Underwriters may at their option, by written notice from the Underwriters to the Company and the Selling Stockholders, either (i) terminate this Agreement in accordance with Section 10 hereof without any liability on the part of any Underwriter or, except as provided in Sections 7, 8 and 12 hereof, the Company or the Selling Stockholders, or (ii) purchase the Shares which the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or the Option Closing Date, then the Underwriters shall have the right, by written notice from the Underwriters to the Company and the Selling Stockholders to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

21.    Entire Agreement.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

22.    Amendments.    This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

23.    Sophisticated Parties.    Each of the parties hereto acknowledges that it is a sophisticated business person who or which was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COLLECTORS UNIVERSE, INC.

By:
Name: Title:

The Selling Stockholders named in Schedule B hereto, acting severally

By:
Name: Title: Attorney-In-Fact

Accepted as of the date hereof

Thomas Weisel Partners LLC

Acting severally on behalf

of itself and as representative

of the several Underwriters named

in Schedule A hereto.

By:    Thomas Weisel Partners LLC

By:
Name: Title:

Schedules

A	List of Underwriters

B	List of Selling Stockholders

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Thomas Weisel Partners LLC	1,800,000
Needham & Company, Inc.	900,000
Roth Capital Partners, LLC	300,000

Total	3,000,000

SCHEDULE B

Selling Stockholder	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares to be Sold
David G. Hall	853,050	127,958
Van D. Simmons	237,510	35,626

Total	1,090,560	163,584